Exhibit 5(a)

[LATHAM & WATKINS LLP LETTERHEAD]

August 9, 2006

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408

Re:	Registration Statement on Form S-3 (Registration No. 333- / )

Ladies and Gentlemen:

We have acted as special counsel to Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the ‘‘Company’’), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the ‘‘Operating Partnership’’), in connection with the registration statement on Form S-3 (the ‘‘Registration Statement’’) being filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the ‘‘Commission’’) under the Securities Act of 1933, as amended (the ‘‘Act’’), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the ‘‘Prospectus’’) and as to be set forth in one or more supplements to the Prospectus (each a ‘‘Prospectus Supplement’’), (a) by the Operating Partnership of one or more series of debt securities (the ‘‘Debt Securities’’), each such series of Debt Securities which may be unconditionally guaranteed by the Company (the ‘‘Guarantees’’), and (b) by the Company of (i) its common shares, par value $.01 per share (the ‘‘Common Shares’’), (ii) one or more series of its preferred shares, par value $.01 per share (the ‘‘Preferred Shares’’), (iii) depository shares representing Preferred Shares, and (iv) warrants representing a right to acquire Common Shares.

The Debt Securities will be issued pursuant to (a) an indenture, dated as of March 1, 1996, by among the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee (the ‘‘Trustee’’), previously filed with the Commission as Exhibit 4(a) to the registration statement on Form S-3 of the Company, dated April 12, 1996 (Registration No. 333-03526/333-03526-01) (the ‘‘Senior Indenture’’), or (b) a subordinated indenture, to be entered into by and among the Operating Partnership, the Company and the Trustee, a form of which has been previously filed with the Commission as Exhibit 4(b) to Amendment No. 1 to the registration statement on Form S-3 of the Company and the Operating Partnership, dated January 23, 1996 (Registration No. 33-99736/33-99736-01) (the ‘‘Subordinated Indenture’’ and, together with the Senior Indenture, the ‘‘Indentures’’).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Debt Securities and Guarantees.

As such counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Operating Partnership in connection with the authorization and issuance of the Debt Securities and the Guarantees. For purposes of this letter, we have assumed that such proceedings to be taken in the future will be completed timely in the manner currently proposed and that the terms of each issuance will be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company, the Operations Partnership and others as to factual matters without having independently verified such factual matters.

We are opining herein only as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the State of North Carolina are addressed in the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.    The Senior Indenture is a legally valid and binding agreement of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms.

2.    When duly authorized by all necessary corporate action of the parties thereto and upon due execution and delivery by the parties thereto, the Subordinated Indenture will be a legally valid and binding agreement of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms.

3.    When the Debt Securities have been duly authorized, executed, issued, authenticated and delivered by or on behalf of the Operating Partnership against delivery and payment therefor in accordance with the Indentures and in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement, the Debt Securities and the Guarantees, if applicable, will be legally valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against each of them in accordance with their terms.

Our opinions are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion as to (i) Any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) the waiver of rights or defenses contained in Section 5.14 of the Senior Indenture or Section 514 of the Subordinated Indenture; (iii) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy; (iv) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon and (v) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws and compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).

With your consent, we have assumed for purposes of this opinion that: (a) each of the parties to the Indentures, the Debt Securities and the Guarantees (collectively the ‘‘Operative Documents’’) (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (iii) has duly authorized, executed and delivered each such Operative Document; (b) with respect to the Trustee, (i) each Operative Document to which it is a party constitutes a legally valid and binding agreement, enforceable against it in accordance with its terms; and (ii) the Trustee is in compliance, generally and with respect to acting as trustee under the Indentures, with all applicable laws and regulations; and (c) that the status of the Operative Documents as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations or court or governmental orders; or

(iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading ‘‘Validity of the Securities.’’ In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS